Exhibit 99.1

Codexis Reports Third Quarter 2023 Financial Results

Company Remains on Track to Demonstrate Gram-Scale Synthesis with ECO Synthesis™ Platform for RNAi Therapeutics Production by End of Year

Strong Financial Position Enables Projected Runway to Expected Positive Cash Flow Around End of 2026

Company to Host Virtual ECO Synthesis™ Platform-Focused KOL Event on December 8, 2023, featuring John Maraganore

REDWOOD CITY, Calif., November 2, 2023 — Codexis, Inc. (NASDAQ: CDXS), a leading enzyme engineering company, today announced financial results for the third quarter ended September 30, 2023, and provided a business update.

“Over the past quarter, we have continued to deliver on our plan to reduce our cash burn and put ourselves in an enviable position of financial strength. Our core Pharmaceutical Manufacturing business generates cash, we have a potentially game-changing technology in the ECO Synthesis™ platform, and, importantly, we have the financial resources to execute on our plans,” said Stephen Dilly, MBBS, PhD, President and Chief Executive Officer of Codexis. “With our current balance sheet, we now expect to fund our planned operations to positive cash flow, which is anticipated around the end of 2026. We look forward to continuing to execute on our key milestones, including the demonstration of gram-scale synthesis with our ECO Synthesis™ platform by the end of this year.”

Third Quarter and Recent Business Highlights

•

In July 2023, Codexis announced an update to its strategy to focus resources on programs with the strongest probability of creating significant value in the near-term and beyond. Accordingly, the Company is prioritizing the advancement and commercialization of its Enzyme-Catalyzed Oligonucleotide (ECO) Synthesis™ technology platform, designed to enable the commercial-scale manufacture of RNA interference (RNAi) therapeutics, and its highly complementary Pharmaceutical Manufacturing business. The Company also discontinued investment in certain development programs across Biotherapeutics and Life Sciences, consolidated operations to its headquarters in Redwood City, California and reduced headcount by approximately 25%. These actions enable a potential path to positive cash flow around the end of 2026 based on the Company’s current planned operations.

•

In September 2023, the Company announced it had executed an Assignment and Assumption of Lease for its San Carlos, California location. As a result of consolidating operations, Codexis estimates it will realize cumulative cash savings of more than $30 million through 2031.

•

In September 2023, Dr. Dilly was named winner of the prestigious 2023 Bloom Burton Award, which honors an individual who made the greatest contribution to Canada’s innovative healthcare industry the previous year. Dr. Dilly was recognized for his leadership of Vancouver-headquartered Sierra Oncology, where he led the company through Phase 3 clinical development of momelotinib and its drive toward commercialization up until the company’s $1.9 billion acquisition by GSK.

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•

In November 2023, Codexis presented a technical update for its ECO Synthesis™ platform at the TIDES Europe annual meeting. The presentation focused on the Company’s broader enzyme evolution and process development efforts for both the iterative nucleotide addition and the supply of critical nucleotide reagents. Driving for high volumetric productivity, data highlighted multiple, consecutive additions of 2’-modified RNA nucleotides to a growing oligonucleotide sequence, achieving significant coupling efficiencies with immobilized enzymes. Additionally, proof-of-concept was presented for an enzymatic “one-pot, two-step” phosphorylation cascade to manufacture nucleotide reagents for supply with the ECO Synthesis™ platform.

Formation of Strategic Advisory Board (SAB) and Key Opinion Leader (KOL) Event on December 8, 2023

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The Company announced the formation of its SAB, chaired by Codexis Board Member Rahul Singhvi, ScD. This group will play a pivotal role in guiding the Company’s strategic direction and offer valuable insights to inform the continued development of the ECO Synthesis™ platform. John Maraganore, PhD, founder and former Chief Executive Officer of Alnylam Pharmaceuticals, has joined the SAB as the inaugural external member. Dr. Maraganore is a pioneer in the RNAi therapeutics space, having built and led Alnylam from an early research platform through the global approval and commercialization of the first five RNAi therapeutic medicines.

•

Codexis plans to host an ECO Synthesis™ platform-focused KOL event at 10:00 am ET on December 8, 2023. In addition to updates from Codexis leadership, the agenda will feature a presentation from John Maraganore. Dr. Maraganore will share his perspective on the role an enzymatic solution like the ECO Synthesis™ platform would play in the existing RNAi therapeutics manufacturing landscape.

Key Upcoming Milestones

•

The Company expects to achieve gram-scale synthesis with its ECO Synthesis™ technology platform by the end of 2023, where it will demonstrate the preparative-scale manufacture of an oligoribonucleotide, composed of modified nucleotide building blocks typically used in RNAi therapeutics, under process-like conditions. This critical milestone provides a key point of technical validation to enable pre-commercial customer testing of the platform.

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Codexis anticipates that the ECO Synthesis™ platform will enter pre-commercial testing with select customers in 2024. Feedback from this early access program will provide valuable insights and could lead to initial commercial licensing opportunities with those customers in 2025. The full ECO Synthesis™ platform is expected to be widely available to customers in 2026.

•

The Company anticipates making its newly engineered, double-stranded RNA (dsRNA) ligase widely available for customers in the second half of 2024. As part of Codexis’ initial market entry into the RNAi therapeutics space, the dsRNA ligase is designed to augment and improve traditional phosphoramidite chemistry by stitching together small, manufactured strands of RNA.

Third Quarter 2023 Financial Highlights

•

Total revenues, excluding enzyme sales related to PAXLOVID™, decreased by 57% to $9.3 million for third quarter 2023 compared to $21.5 million in third quarter 2022. Including enzyme sales related to PAXLOVID™, total revenues were $9.3 million in third quarter 2023 compared to $34.5 million in third quarter 2022. On a segment basis, $8.7 million in revenue was from the Performance Enzymes segment and $0.6 million was from Biotherapeutics in third quarter 2023.

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•

Product revenues, excluding enzyme sales related to PAXLOVID™, decreased by 64% to $5.4 million for third quarter 2023 compared to $15.1 million in third quarter 2022. Including enzyme sales related to PAXLOVID™, product revenues were $5.4 million in third quarter 2023 compared to $28.0 million in third quarter 2022.

•

R&D revenues for third quarter 2023 were $3.9 million compared to $6.4 million in third quarter 2022; the decrease was primarily due to lower research and development fees from existing collaboration agreements being recognized in 2023 as compared to the same period in the prior year.

•

Product gross margin, excluding enzyme sales related to PAXLOVID™, was 58% for third quarter 2023 compared to 55% in third quarter 2022. Including enzyme sales related to PAXLOVID™, product gross margin for third quarter 2023 was 58% compared to 65% in third quarter 2022; the decrease was largely due to variability in product mix, partially offset by revenue recognized with no related cost in the third quarter of 2023.

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R&D expenses for third quarter 2023 were $13.7 million compared to $21.8 million in third quarter 2022; the decrease was primarily driven by a decrease in costs associated with lower headcount, lower lab supply costs, lower stock-based compensation costs and a decrease in outside services related to manufacturing and regulatory expenses.

•

Selling, General & Administrative expenses for third quarter 2023 were $12.3 million compared to $13.5 million in third quarter 2022; the decrease was primarily due to lower stock-based compensation costs and fees for outside services.

•

Third quarter 2023 expenses also included one-time restructuring charges of $3.1 million related to the reduction in force announced in July 2023, $9.2 million related to a non-cash impairment charge from the exit of the facility located in San Carlos, California and $0.8 million from a non-cash write-down of goodwill related to the Biotherapeutics segment.

•	Third quarter 2023 other expense included one-time, non-cash impairment charges of $3.9 million related to investments the Company previously made in private life sciences companies.

•

The net loss for third quarter 2023 was $34.9 million, or $0.50 per share, compared to a net loss of $10.0 million, or $0.15 per share, for third quarter 2022. Excluding enzyme sales related to PAXLOVID™, net loss for third quarter 2022 would have been $20.0 million, or $0.31 per share.

•	Excluding all charges related to the restructuring and impairments, net loss for third quarter 2023 was $17.9 million, or $0.26 per share.

•

As of September 30, 2023, the Company had $74.6 million in cash and cash equivalents. Codexis expects its existing cash and cash equivalents will be sufficient to fund its planned operations to positive cash flow, expected around the end of 2026.

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2023 Financial Guidance

Codexis reiterated its 2023 financial guidance ranges originally issued on July 20, 2023, and reiterated on August 3, 2023, as follows:

•	Product revenues are expected to be in the range of $30 million to $35 million, excluding enzyme sales related to PAXLOVID™.

•	R&D revenues are expected to be in the range of $21 million to $24 million.

•	Gross margin on product revenue is expected to be in the range of 55% to 65%, excluding enzyme sales related to PAXLOVID™.

Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 p.m. ET. A live webcast and slide presentation to accompany the conference call will be available on the Investors section of the Company website at www.codexis.com/investors. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers.

A telephone recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of the Company website for 90 days, beginning approximately two hours after the completion of the call.

About Codexis

Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® technology platform to discover, develop and enhance novel, high-performance enzymes and other classes of proteins. Codexis enzymes solve for real-world challenges associated with small molecule pharmaceuticals manufacturing and nucleic acid synthesis. The Company is currently developing its proprietary ECO Synthesis™ platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing and greater sensitivity in genomic and diagnostic applications. For more information, visit https://www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management, including but not limited to statements regarding whether Codexis will be able to, and the timing of it demonstrating gram-scale synthesis with its ECO Synthesis™ technology by the end of 2023, entering pre-commercial testing with

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select customers in 2024, entering into initial commercial licensing opportunities in 2025 and the subsequent expected commercial launch in 2026; Codexis’ expectations regarding 2023 total revenues, R&D revenues and gross margin on product revenue, as well as its ability to fund planned operations to the end of 2026; Codexis’ ability to achieve positive cash flow around the end of 2026; anticipated cumulative cash savings as a result of consolidating operations; the potential of the ECO Synthesis™ platform, including its ability to be broadly utilized, and it providing an opportunity for Codexis to efficiently capture meaningful market share; and expectations regarding future demand for siRNA and dsRNA. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; if any of its collaborators terminate their development programs under their respective license agreements with Codexis; Codexis may need additional capital in the future in order to expand its business; if Codexis is unable to successfully develop new technology such as its ECO Synthesis™ platform and dsRNA; Codexis’ dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; if Codexis is unable to develop and commercialize new products for its target markets; if competitors and potential competitors who have greater resources and experience than Codexis develop products and technologies that make Codexis’ products and technologies obsolete; if Codexis is unable to accurately forecast financial and operational performance; and market and economic conditions may negatively impact Codexis’ business, financial condition and share price. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2023 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on or about the date hereof, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ results for the quarter ended September 30, 2023, are not necessarily indicative of our operating results for any future periods.

For More Information

Investor Contact

Carrie McKim

(336) 608-9706

ir@codexis.com

Media Contact

Lauren Musto

(781) 572-1147

media@codexis.com

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Codexis, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Product revenue	$5,395	$28,042	$24,807	$93,376
Research and development revenue	3,882	6,428	18,775	14,839

Total revenues	9,277	34,470	43,582	108,215
Costs and operating expenses:
Cost of product revenue	2,249	9,786	9,947	29,577
Research and development	13,662	21,821	47,651	60,410
Selling, general and administrative	12,302	13,499	41,066	39,859
Restructuring charges	3,140	—	3,284	—
Asset impairment and other charges	9,984	—	9,984	—

Total costs and operating expenses	41,337	45,106	111,932	129,846
Loss from operations	(32,060)	(10,636)	(68,350)	(21,631)
Interest income	1,056	436	3,266	618
Other income (expense), net	(3,895)	216	(3,930)	150

Loss before income taxes	(34,899)	(9,984)	(69,014)	(20,863)
Provision for income taxes	9	8	34	125

Net loss	$(34,908)	$(9,992)	$(69,048)	$(20,988)

Net loss per share, basic and diluted	$(0.50)	$(0.15)	$(1.02)	$(0.32)
Weighted average common stock shares used in computing net loss per share, basic and diluted	69,466	65,426	67,670	65,271

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Codexis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$74,577	$113,984
Restricted cash, current	991	521
Financial assets:
Accounts receivable	11,629	31,904
Contract assets	1,936	2,116
Unbilled receivables	5,661	7,016

Total financial assets	19,226	41,036
Less: allowances	(133)	(163)

Total financial assets, net	19,093	40,873
Inventories	2,305	2,029
Prepaid expenses and other current assets	5,402	5,487
Assets held for sale	646	—

Total current assets	103,014	162,894
Restricted cash	1,062	1,521
Investment in non-marketable equity securities	18,013	20,510
Right-of-use assets - Operating leases, net	13,895	39,263
Property and equipment, net	15,282	22,614
Goodwill	2,463	3,241
Other non-current assets	726	350

Total assets	$154,455	$250,393

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,098	$3,246
Accrued compensation	10,521	11,453
Other accrued liabilities	8,796	15,279
Current portion of lease obligations - Operating leases	6,764	5,360
Deferred revenue	9,236	13,728

Total current liabilities	38,415	49,066
Deferred revenue, net of current portion	10,100	16,881
Long-term lease obligations - Operating leases	13,215	38,278
Other long-term liabilities	1,219	1,371

Total liabilities	62,949	105,596
Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	581,838	566,081
Accumulated deficit	(490,338)	(421,290)

Total stockholders’ equity	91,506	144,797

Total liabilities and stockholders’ equity	$154,455	$250,393

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Codexis, Inc.

Segmented Information

(Unaudited)

(In Thousands)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$5,395	$—	$5,395	$28,042	$—	$28,042
Research and development revenue	3,315	567	3,882	3,104	3,324	6,428

Total revenues	8,710	567	9,277	31,146	3,324	34,470
Costs and operating expenses:
Cost of product revenue	2,249	—	2,249	9,786	—	9,786
Research and development(1)	8,146	4,377	12,523	6,782	13,855	20,637
Selling, general and administrative(1)	1,748	386	2,134	3,791	888	4,679
Restructuring charges	1,182	1,217	2,399	—	—	—
Asset impairment and other charges(2)	—	778	778	—	—	—

Total segment costs and operating expenses	13,325	6,758	20,083	20,359	14,743	35,102

Income (loss) from operations	$(4,615)	$(6,191)	(10,806)	$10,787	$(11,419)	(632)

Corporate costs(2)			(22,736)			(7,947)
Unallocated depreciation and amortization			(1,357)			(1,405)

Loss before income taxes			$(34,899)			$(9,984)

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$24,807	$—	$24,807	$93,376	$—	$93,376
Research and development revenue	12,696	6,079	18,775	7,398	7,441	14,839

Total revenues	37,503	6,079	43,582	100,774	7,441	108,215
Costs and operating expenses:
Cost of product revenue	9,947	—	9,947	29,577	—	29,577
Research and development(1)	24,100	19,929	44,029	19,833	37,279	57,112
Selling, general and administrative(1)	6,578	1,528	8,106	11,208	2,288	13,496
Restructuring charges	1,182	1,362	2,544	—	—	—
Asset impairment and other charges(2)	—	778	778	—	—	—

Total segment costs and operating expenses	41,807	23,597	65,404	60,618	39,567	100,185

Income (loss) from operations	$(4,304)	$(17,518)	(21,822)	$40,156	$(32,126)	8,030

Corporate costs(3)			(42,890)			(24,940)
Unallocated depreciation and amortization			(4,302)			(3,953)

Loss before income taxes			$(69,014)			$(20,863)

(1)	Research and development expenses and selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2)	Impairment charge of $0.8 million is related to the goodwill allocated to the Novel Biotherapeutics segment.
(3)	Corporate costs include unallocated selling, general and administrative expenses, unallocated asset impairment and restructuring charges, interest income, and other income (expense), net.

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